For news releases, related materials and high-resolution photos and video, visit Ford From the Road. https://twitter.com/ford https://ford.to/facebook https://ford.to/linkedin News Ford Third Quarter U.S. Sales Rise 8.2%; Seven Consecutive Months of Sales Growth on Trucks, SUVs, Electrified Vehicles; Paid Software Grows • F-Series tops 600,000 trucks year to date, on pace for 49 straight years as America’s best-selling truck • Record quarter electrified vehicle sales; Mustang Mach-E, record quarter up 50.7% • Expedition posts best third quarter in 20 years; Bronco sets another record • Ford Pro paid-software subscriptions about 815,000, up 30% year over year • BlueCruise hands-free highway driving exceeds 7 million cumulative hours DEARBORN, Mich., Oct. 1, 2025 – Ford Motor Company extended its growth streak in the third quarter, increasing U.S. sales 8.2% year over year and marking seven consecutive months of sales gains as customers continued to choose Ford’s unmatched lineup of gas, hybrid, and electric vehicles — supported by fast-growing digital services from Ford Pro. “This quarter's growth showcases our portfolio's unmatched flexibility and breadth,” said Andrew Frick, president, Ford Blue and Model e. “We saw strong performance in gas, hybrid, and electrified powertrains, while at the same time growing our paid software solutions, all embedded in vehicles such as Expedition, Explorer and F-150.” By the Numbers (Third Quarter) • Total sales: 545,522 (+8.2%) • Total pickups & vans: 313,654 (+7.4%) • F-Series: 620,580 YTD – America’s best-selling truck (+12.7% YTD) • Electrified vehicles (hybrid, PHEV, BEV): 85,789 (+19.8%); 15.7% of mix • Expedition: 21,844 – best third quarter in 20 years (+47.4%) • Ford Pro paid software subs: about 815,000 (+30%) • BlueCruise hands-free driving: exceed 7 million cumulative hours Trucks: Unmatched Powertrain Choice Powers Growth • F-Series sold 207,732 vehicles in Q3 (+4.7%), bringing the 2025 total to 620,580 trucks outselling its nearest competitor by an estimated 170,000 trucks. • Maverick recorded a third-quarter record with 34,848 sales; nearly 60% of buyers are new to Ford. Year to date, Maverick sales of 120,904 are up 10.9%.

For news releases, related materials and high-resolution photos and video, visit Ford From the Road. 2 Electrified Vehicles: Best Third Quarter Ever Ford sold a record 85,789 electrified vehicles in the third quarter, up 19.8%. Year to date electrified sales reached 242,298 (+16.5%), outselling the estimated combined electrified sales of GM and Stellantis. Electrified vehicles represented 15.7% of Ford’s Q3 sales, up from 13.5% in Q2. Hybrids • Hybrid sales hit a Q3 record at 55,177 vehicles. • F-150 Hybrid posted 22,212 sales in Q3 (+10.3%), remaining America’s best-selling full-size hybrid pickup. • Maverick Hybrid sales climbed to 63,516 YTD (+11.5%), leading midsize hybrid pickups. Electric Vehicles • Ford electric vehicles achieved a new quarterly sales record with 30,612 sales (+30.2%). • Mustang Mach-E recorded its best-ever quarterly sales since going on sale in 2020: 20,177 (+50.7%). • F-150 Lightning delivered a third quarter record 10,005 pickups (+39.7%), continuing as America’s best-selling electric pickup. SUVs: Expedition, Explorer, Bronco Drive Growth • Expedition sales soared 47.4% to 21,844 — its best third quarter in two decades. April through August, segment share has grown to 23%, up nearly five points compared to the same period a year ago. • Navigator added 4,957 sales (+10.5%), putting year to date volume at 16,370 — its best pace since 2007. • Bronco notched its best third quarter ever with 37,858 sales (+41.3%); Bronco family (Bronco + Bronco Sport) hit 68,681 (+11.9%). • Explorer, America’s best-selling three-row SUV, jumped 33.3% to 55,000; Year to date sales of 160,929 are the strongest since 2018. • Off-road performance trims (Raptor, Tremor, Timberline, FX4) account for 20.8% of Ford’s U.S. mix YTD, up 2.4 points compared to a year ago. Commercial Leadership: Ford Pro Expands Ford remains No. 1 in commercial vehicles, based on Ford’s analysis of the most recent registration data through July with Class 1-7 truck and van share rising to 43% (+0.8 points year over year). Ford police vehicles also lead their segment and grew share with 60.6% share (+9.6 points year-over-year). Transit remained America’s best-selling van with 42,503 sales (+32.3%), the nameplate’s second-best third quarter ever. Super Duty also gained, up 4.7%. Digital & Services: Momentum Continues for Ford Pro Intelligence and BlueCruise

For news releases, related materials and high-resolution photos and video, visit Ford From the Road. 3 • Ford Pro Intelligence paid software subscriptions grew by approximately 30% year- over-year in the third quarter with about 815,000 active subscriptions today. • BlueCruise hands-free highway driving surpassed 7 million cumulative hours at the end of the third quarter, with updates continuing to provide new hands-free capability to earlier model year vehicles. On Sept. 23, Ford announced the rollout of its first BlueCruise over-the-air software update to eligible truck owners. Model year 2022-2023 F-150 and F-150 Lightning customers, along with 2024 F-150 Lightning customers, received BlueCruise 1.4, enabling new capabilities like hands-free lane changes. Mobile Service Expansion Ford’s U.S. Mobile Service fleet grew to more than 4,200 units (+12% year-over-year). In Q3 alone, dealers completed over 950,000 remote service experiences, bringing the 2025 total to over 2.8 million and enhancing convenience for owners nationwide. Looking Ahead The recently revealed Explorer Tremor and F-150 Lobo street truck begin shipping in Q4. Explorer Tremor brings an available 400-horsepower EcoBoost engine and added off-road capability, while F-150 Lobo offers a lowered stance, 5.0-liter V8 and unique street-performance style — further expanding Ford’s performance-oriented lineup. # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities, and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company offers freedom of choice through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles (“EVs”) along with embedded software that defines always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, the Company provides financial services through Ford Motor Credit Company. Ford employs about 169,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com. Contacts: Media Said Deep 1.313.658-0104 sdeep@ford.com Equity Investment Community Lynn Antipas Tyson 1.914.485.1150 ltyson4@ford.com Fixed Income Investment Community Jessica Vila- Goulding 1.313.248.3896 jvila5@ford.com Shareholder Inquiries 1.800.555.5259 or 1.313.845.8540 fordir@ford.com